As filed with the Securities and Exchange Commission on November 5, 2026.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
REZOLUTE, INC.
(Exact Name of Registrant as Specified in Its Charter)
Nevada (State or Other Jurisdiction of Incorporation or Organization)	27-3440894 (I.R.S. Employer Identification No.)
275 Shoreline Drive, Suite 500
Redwood City, CA 94065
(650) 206-4507
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Nevan Elam
Chief Executive Officer
275 Shoreline Drive, Suite 500
Redwood City, CA 94065
Telephone: (650) 206-4507
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Anthony W. Epps
Tricia Archuleta
Dorsey & Whitney LLP
1400 Wewetta Street, Suite 400
Denver, CO 80202
(303) 352-1109
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☐	Smaller reporting company ☒
Accelerated Filer ☐	Emerging growth company ☐
Non-accelerated filer ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2026
PROSPECTUS
$400,000,000
Debt Securities
Common Stock
Preferred Stock
Warrants
Subscription Rights
Purchase Contracts
Depositary Shares
Units
We may offer for sale from time to time, either separately or together in one or more offerings, our debt securities, common stock with a par value of $0.001 per share (“Common Stock”), preferred stock, warrants, subscription rights, purchase contracts, depositary shares and units (collectively, the “securities”).
The specific terms of any securities to be offered will be contained in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein carefully before you invest in any securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.
We may offer and sell the securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us and them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections entitled “About this Prospectus” and “Plan of Distribution” for more information.
Each prospectus supplement to this prospectus will indicate if the securities offered thereby will be listed on any securities exchange.
Our common stock is listed on the Nasdaq Capital Market under the symbol “RZLT.” On November 4, 2026, the last reported sale price of our common stock on Nasdaq Capital Market was $3.96 per share.
Investing in the securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 8 of this prospectus, any applicable prospectus supplement or any related free writing prospectus, and in any documents incorporated by reference herein or therein before investing in our securities.
THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is       , 2026

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that Rezolute, Inc., a Nevada corporation, which is also referred to as “the Company,” “Rezolute,” “we,” “us,” “ourselves” and “our,” has filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration procedure. Under this procedure, we may offer and sell at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.
To understand the terms of the securities offered by this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement, you should carefully read this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement, and all documents incorporated by reference herein or therein. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference was filed with the SEC. You should also read the documents referred to under the heading “Where You Can Find More Information” for information regarding us and our financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will prepare and distribute a prospectus supplement that will describe the specific amounts, prices and terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.
The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.
A prospectus supplement will also contain, with respect to the securities being offered thereby, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us.
Any underwriters, dealers or agents participating in any offering may be deemed “underwriters” within the meaning of the United States Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act”.
This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the documents incorporated by reference herein, contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, and are based on management’s current expectations. These forward-looking statements can be identified by the use of forward-looking terminology, including, but not limited to, “believes,” “may,” “will,” “would,” “should,” “expect,” “anticipate,” “seek,” “see,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential” and the negative of these terms or comparable terms.
Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026 and in our other filings made from time to time with the SEC after the date of this prospectus.
For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents and reports filed from time to time with the SEC.
All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

THE COMPANY
We are a late-stage rare disease company focused on developing therapies that treat refractory and debilitating hypoglycemia associated with various forms of hyperinsulinism (“HI”).
Ersodetug
Our lead clinical asset, ersodetug, is a potential treatment for refractory hypoglycemia caused by multiple forms of hyperinsulinism.
Ersodetug is an intravenously administered human monoclonal antibody that binds to a unique site (allosteric) on the insulin receptor in insulin target tissues, such as in the liver, fat, and muscle. The antibody modulates insulin receptor activity, thereby helping to restore glucose to a more normalized range in conditions associated with elevated insulin or insulin-like substances (e.g. IGF-2 variants). Ersodetug shows dose dependent pharmacokinetics with a half-life greater than 2 weeks, which has the potential for monthly dosing. Therefore, we believe that ersodetug is ideally suited as a potential therapy for conditions characterized by HI, and it is being developed to treat any form of HI. As ersodetug acts downstream from the cause of disease and source of HI (insulin or IGF-2 production), it has the potential to be universally effective at treating hypoglycemia related to HI, whether genetic or acquired.
Ersodetug for Congenital HI
sunRIZE Phase 3 Study
On December 11, 2025, we announced that the sunRIZE study did not meet its primary endpoint (hypoglycemia events by finger stick self-monitored blood glucose “SMBG”) or its key secondary endpoint (time in hypoglycemia by continuous glucose monitoring “CGM”) at the defined Week 24 evaluable window. Although statistical significance for the secondary endpoint was not achieved at the Week 24/End of Treatment evaluation window, larger and often nominally statistically significant reductions in hypoglycemia compared to placebo were consistently observed throughout the maintenance dosing phase of the study, across time and numerous pre-specified and post-hoc CGM-based endpoints. There was evidence of pharmacologic activity, as target therapeutic drug concentrations were achieved in both treatment groups (5 mg/kg and 10 mg/kg) with highly sensitive biomarker responses (increases in circulating insulin) in the active treatment groups that are directly indicative of reduced insulin activity at its receptor, which biologically implies reduced cellular glucose transport and an increase in blood glucose.
We met with the U.S. Food and Drug Administration (the “FDA” or the “Agency”) on March 17, 2026, under our Breakthrough Therapy Designation to discuss next steps for this indication. During the meeting, we presented summary results from sunRIZE including: (i) information to support our belief that the primary endpoint was confounded as a result of behavioral factors; (ii) evidence of pharmacologic activity; (iii) consistent improvements compared to placebo in time in hypoglycemia and a variety of other CGM-based glycemic endpoints, as discussed above; and (iv) preliminary favorable observations from the ongoing open-label extension (“OLE”). At the meeting the Agency acknowledged the challenges posed by behavioral factors in clinical trials in this patient population, including limitations associated with SMBG based measures of hypoglycemia. The Agency requested that the Company provide the continuous CGM data for its independent review. In June 2026, the Company submitted source and analysis datasets, and summary results from a substantial number of pre-specified, post-hoc, and sensitivity analyses.
The Agency has reviewed the data and, despite the trial’s failure to meet the prespecified primary and key secondary endpoints, as a next step, encouraged the Company to request a Type B pre-BLA meeting as a precursor to submitting a BLA for congenital HI. The Agency explicitly did not opine on the approvability of ersodetug for congenital HI and noted that any such determination would only be made as a part of an in-depth evaluation of the supporting data during a formal BLA review, as is customary during a BLA process.
The OLE phase of the study is ongoing, with a continued high retention rate, equating to an ersodetug treatment duration in sunRIZE ranging from approximately nine months to well over two years. This, along with continued glycemic control and a notable reduction in the use of background standard of care therapies, potentially indicate continued glycemic and clinical benefit with ersodetug in longer-term use.
Congenital HI is the most common cause of recurrent and persistent hypoglycemia in children. Individuals with congenital HI typically present with signs or symptoms of hypoglycemia shortly after birth. Hypoglycemia can result in significant brain injury and death if not recognized and managed appropriately. Additionally, recurrent, or cumulative, hypoglycemia can lead to progressive and irreversible damage over time, including serious and devastating brain injury, seizures, neuro-developmental problems, feeding difficulties and significant impact on patient and family quality of life. In cases where individuals have diffuse disease, a near-total pancreatectomy (“NTP”) may be undertaken, although ongoing medical treatment of hypoglycemia is generally required for several years after surgery, before eventual insulin-dependent diabetes ensues. There are no FDA approved therapies for all forms of congenital HI, and the current standard of care treatments are suboptimal. The treatments used by physicians today include glucagon, diazoxide, somatostatin analogues and pancreatectomy. We estimate that in the U.S. alone, the initial addressable pediatric market for congenital HI is more than 2,000 individuals.
Ersodetug has received Orphan Drug Designation in the U.S. and European Union for the treatment of congenital HI, as well as Rare Pediatric Disease Designation in the U.S., a prerequisite for a request for a Rare Pediatric Disease Priority Review Voucher upon Biologics License Application (BLA) submission. Based on the multinational Phase 2b (RIZE) clinical trial outcomes and the evidence of benefit in this serious condition with substantial unmet medical need, ersodetug was subsequently granted a priority medicines (PRIME) designation by the European Medicines Agency (EMA), an Innovation Passport designation by the UK Innovative Licensing and Access Pathway (ILAP) Steering Group for the treatment of congenital HI, and Breakthrough Therapy Designation by the FDA in the U.S.
Ersodetug for Tumor HI
upLIFT Phase 3 Study
In mid-2025 we initiated the Phase 3 registrational study (“upLIFT”) of ersodetug for the treatment of hypoglycemia due to tumor HI. We anticipate completing enrollment and announcing topline results from the study in the second half of calendar 2026.
At a meeting held with FDA on August 19, 2025, the Agency agreed to modifications to the design of the upLIFT study including removing the need to conduct a randomized, double-blind, placebo-controlled trial with hypoglycemia events as the endpoint. The streamlined upLIFT study is a Phase 3, registrational, single-arm, open-label, pivotal trial in approximately 16 participants with insulinoma or paraneoplastic non-islet cell tumors, who require continuous parenteral dextrose because of refractory hypoglycemia. Eligible participants requiring continuous parenteral dextrose will receive ersodetug 9 mg/kg per week for 8 weeks, as an add-on to standard of care. Following this 8-week pivotal treatment period, all participants may receive ersodetug in long-term extension, with the discretion to decrease the dosing frequency to every 2 to 4 weeks. The primary endpoint is the proportion of participants able to achieve at least a 50 percent reduction from baseline in the rate of continuous parenteral dextrose (glucose infusion rate; “GIR”), where statistical significance would be achieved if the lower bound of the 95% confidence interval of the point estimate exceeds 30% (equating to a responder rate of ~9 of 16 participants). Additional endpoints include the time to discontinuation of glucose infusion, time to discharge from the hospital, extent of hypoglycemia events and hypoglycemia time in the outpatient setting by SMBG and CGM, respectively, and patient reported quality of life.
Earlier this year, the Company announced that 7 of the 8 participants enrolled in the first half of the study met the responder criterion for the study’s primary endpoint. Furthermore, each of these participants also achieved complete discontinuation of intravenous glucose with the administration of ersodetug. Ersodetug has been well-tolerated in the study thus far, with no drug-related safety findings reported.
The eighth participant in the first half of the study elected to pursue hospice care at home shortly after enrollment, where they died one week later due to cancer progression. The Company considers this participant as a non-responder, for purposes of the primary endpoint. On October 14, 2026, we announced the completion of enrollment in upLIFT.

Based on historical precedent, supportive data from the sunRIZE study (i.e., safety and drug activity), the recent liberalization of the tumor HI study and differentiation between study endpoints, and the experience that we have reported in the historical Expanded Access Program, we remain cautiously optimistic regarding the probability of success in this indication.
Tumor HI may be caused by two distinct types of solid tumors: neuroendocrine islet cell tumors (“ICTs”) and non-islet cell tumors (“NICTs”), both of which lead to hypoglycemia due to excessive activation of the insulin receptor. Insulinomas are the most common type of functional ICT and mediate hypoglycemia through excessive insulin production. NICTs are generally associated with relatively large, solid tumors such as hepatocellular carcinoma, fibrosarcoma and mesothelioma, and can cause hypoglycemia by producing and secreting insulin-like paraneoplastic substances such as IGF-2 or related variants that bind to and activate the insulin receptor. This form of hypoglycemia can occur in more than 15 different types of tumors.
Current therapies for insulinomas and NICTs can be grouped into two main categories: (a) tumor-directed de-bulking therapies (e.g., surgery, chemotherapy, radiotherapy), which may indirectly and/or eventually lead to decreased levels of circulating insulin and/or insulin-like substances, and therefore control HI and related hypoglycemia; and/or (b) medical therapies such as diazoxide and glucocorticoids that are used to attempt to treat the hypoglycemia. Tumor-directed therapies do not directly treat hypoglycemia caused by insulinomas or NICTs. In many cases, tumor-directed therapies are administered concurrently with medical therapies for hypoglycemia and in other cases successful treatment of hypoglycemia often enables the initiation and/or continuation of tumor-directed therapies, as indicated. During the period from diagnosis to surgical treatment, or if surgery is contraindicated or refused, medical treatments are often necessary to directly manage the HI and hypoglycemia induced by the tumor. Additionally, chronic medical management of refractory hypoglycemia is often necessary for patients who cannot be cured by surgery, such as those with extensive disease of the pancreas, multi-focal insulinomas, inoperable or unresectable benign or malignant insulinomas, metastatic insulinomas, non-pancreatic insulinomas or NICT hypoglycemia resulting from a variety of other tumors.
A significant unmet need exists for treatment options with improved efficacy and tolerability, as normalization of glucose levels is crucial to prevent serious signs and symptoms of hypoglycemia, improve patient quality of life and overall function, and even to ensure patients are fit to receive cancer treatment and to reduce mortality. Unfortunately, some patients are unresponsive to the current standard of care medical therapies for tumor HI and experience debilitating hypoglycemia that is otherwise untreatable. Currently available medical therapies are directed at reducing or eliminating insulin production and/or secretion from tumors, which may be challenging when the tumor is differentiated or dysregulated, and therefore not responding to usual control mechanisms for suppressing insulin production. In some cases, commonly utilized somatostatin analog therapies may even worsen hypoglycemia due to suppression of glucagon. Therefore, currently available medical therapies directed at suppressing insulin production may have limited effectiveness in tumor HI.
While we believe the total addressable market may be larger, the immediately addressable incidence market for the combined indications causing tumor HI is estimated to be approximately 4,000 patients in the U.S. alone per year. We believe 60% of these patients are managed at the National Cancer Institutes and academic medical centers, which will be our primary focus at launch.
Expanded Access Program
We maintain an expanded access program (“EAP”) for a variety of HI indications for the purpose of making ersodetug available on a compassionate use basis when patients have refractory hypoglycemia and cannot access a clinical trial. In clinical and real-world experience, ersodetug has been shown to counteract excessive insulin action downstream, at the insulin-receptor on target organs. The unique mechanism of action of ersodetug makes the therapy a potential universal treatment for any form of HI. To date, we have received numerous inbound physician inquiries regarding the use of ersodetug in patients with tumor HI caused by metastatic insulinomas or non-islet cell tumors, which led to compassionate use treatment in an expanded access program in more than a dozen patients. In the U.S., these requests have all been individually approved by the FDA’s Office of Cardiology, Hematology, Endocrinology and Nephrology — Division of Diabetes, Lipid Disorders, and Obesity. The tumor HI patients that have received ersodetug have been refractory to SOC therapies for chronic management of hypoglycemia. These patients have generally required continuous parenteral dextrose in order to prevent severe hypoglycemia and were typically hospitalized and in life-threatening or hospice-bound condition at the time of request. Further treatment with tumor-directed therapies (e.g., embolization, radiotherapy, chemotherapy) was often deferred as a result of debilitating hypoglycemia.
Generally, dosing for tumor HI patients in the EAP has been either 6 mg/kg or 9 mg/kg every 1-4 weeks. Nearly universally, ersodetug has led to substantial reductions in GIR (equating to an improvement in hypoglycemia) and has been well tolerated. After initiation of ersodetug, GIR was discontinued or substantially reduced, and hospitalized patients were able to be discharged and receive maintenance ersodetug doses on an outpatient basis, with durable benefit. In several cases, other background medical therapies to prevent hypoglycemia were able to be weaned or stopped, and patients were able to resume tumor-directed therapies for treatment of their underlying cancer. No participants have discontinued the therapy due to lack of response or safety, and the duration of treatment has ranged from several months to more than 2 years in some instances, in this subset of tumor HI patients with significantly advanced and metastatic tumor burden.
Presented in a table filed on January 7, 2026, on Form 8-K with the SEC are cumulative data from the initial 9 participants in the EAP, including patient characteristics, ersodetug dosing and observed outcomes. This same data cohort was provided to FDA last year in support of our request for Breakthrough Therapy Designation and subsequently informed the discussion with FDA that led to revision of the upLIFT study in tumor HI to a single arm, open-label study. In summary, 75% of the patients receiving IV dextrose/total parenteral nutrition (“TPN”) in the EAP achieved a complete discontinuation of IV dextrose/TPN.
We also maintain an EAP for patients with congenital and other forms of hyperinsulinism, which has served to provide access on a compassionate use basis, to patients who do not qualify or otherwise cannot participate in a clinical trial of ersodetug. This includes several congenital HI participants who were refractory to usual therapies and one infant where off-label or surgical (pancreatectomy) intervention was being considered as the only remaining option, but was averted by use of ersodetug in the EAP. The duration of treatment in these participants ranges from more than a year to more than 4 years, with ongoing benefit.
Intellectual Property
Our success depends on an intellectual property portfolio that supports our future revenue streams and also erects barriers to our competitors. We are maintaining and building our patent portfolio through filing new patent applications; prosecuting existing applications; and licensing patents and patent applications. Furthermore, we seek to protect our ownership of know-how, trade secrets and trademarks through an active program of legal mechanisms including registrations, assignments, confidentiality agreements, material transfer agreements, research collaborations and licenses. While we have confidence in our agreements and security measures, either may be compromised, and we may not have adequate remedies. In addition, our trade secrets may otherwise become known or independently discovered by competitors.
U.S. patents, as well as most foreign patents, are generally effective for 20 years from the date the earliest application was filed. U.S. patents that were issued on applications filed before June 8, 1995, may be effective until 17 years from the issue date, if that is later than the 20-year date. In some cases, the patent term may be extended to recapture a portion of the term lost during regulatory review of the claimed therapeutic or, in the case of the U.S., because of U.S. Patent and Trademark Office (“USPTO”) delays in prosecuting the application. In the U.S., under the Drug Price Competition and Patent Term Restoration Act of 1984 (commonly known as the “Hatch-Waxman Act”), a patent that covers a drug approved by the FDA may be eligible for patent term extension (for up to five years, but not beyond a total of 14 years from the date of product approval) as compensation for patent term lost during the FDA regulatory review process. The duration and extension of the term of foreign patents varies in accordance with local law. In the EU, Supplementary Protection Certificates, or SPCs, are available to extend a patent term up to five years to compensate for patent protection lost during regulatory review. Although all EU Member States must provide SPCs, SPCs must be applied for and granted on a country-by-country basis. Limited exceptions apply to the protection conferred by the SPC.

Competition
We face competition from pharmaceutical and biotechnology companies, academic institutions, governmental agencies, and private research organizations in recruiting and retaining highly qualified scientific personnel and consultants and in the development and acquisition of technologies.
There are other companies developing therapies for HI that are potential competitors to ersodetug, including, Amylyx Pharmaceuticals, Hanmi Pharmaceuticals, and Zealand Pharma.
Government Regulation
Regulation by governmental authorities in the U.S. and other countries and potential changes in regulatory philosophy and focus is a significant factor in the development, manufacture and marketing of pharmaceutical products. All of our potential products will require regulatory approval by governmental agencies prior to commercialization. In particular, pharmaceutical therapies are subject to rigorous preclinical testing and clinical trials and other pre-market approval requirements by the FDA and Regulatory Authorities (as defined below) in foreign countries. Various federal, state and foreign statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of such products.
In addition, we are subject to various federal, state, and local laws, regulations and recommendations relating to safe working conditions; laboratory and manufacturing practices; the experimental use of animals; and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with our research, development and manufacturing.
Employees
As of June 30, 2026, we had 58 full-time employees, of which 40 employees were engaged in research and development and 18 employees were engaged in general and administrative functions. Of the 58 employees, all were located in the United States. We have a number of employees who hold Ph.D. degrees and other advanced degrees. None of our employees are covered by a collective bargaining agreement, and we have experienced no work stoppages nor are we aware of any employment circumstances that are likely to disrupt work at any of our facilities. As part of our measures to attract and retain personnel, we provide a number of benefits to our full-time employees, including health insurance, life insurance, retirement benefits, paid holiday and vacation time. In addition, we grant stock options, restricted stock units (“RSU”), and other equity compensation to certain key employees as an added incentive to remain in our employment. We believe that we maintain good relations with our employees.
Corporate Information
We were incorporated in Delaware in 2010, and we reincorporated in Nevada in June 2021. We maintain an executive office located at 275 Shoreline Drive, Suite 500, Redwood City, CA 94065 and our phone number is (650) 206-4507. Our website is located at www.rezolutebio.com. We file annual, quarterly, current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains a website that contains our public filings and other information regarding the Company, at www.sec.gov. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into this document.

RISK FACTORS
Investing in shares of our Common Stock involves significant risks. Please see the risk factor below and the additional risk factors set forth under the heading “Risk Factors” in Item 1A. of our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2026, as updated by the risk factors contained in our Quarterly Report on Form 10-Q for the period ended September 30, 2026, as well as those described from time to time in our other filings with the SEC that are incorporated by reference in this prospectus. These risks may be revised or supplemented in future filings with the SEC, which are also incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indenture. This section is only a summary and does not purport to be complete. You must look to a future prospectus supplement that will describe the relevant form of debt security and the related indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the related indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless otherwise mentioned or unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture will not limit the amount of debt securities that we may issue. It will provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets that may be contained in the indenture, the terms of the indenture will not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•
the title of the series of debt securities;

•
any limit upon the aggregate principal amount that may be issued;

•
the maturity date or dates;

•
the form of the debt securities of the series;

•
the applicability of any guarantees;

•
whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•
whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•
our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•
the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•
if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•
additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•
additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•
additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•
additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•
the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•
whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•
any restrictions on transfer, sale or assignment of the debt securities of the series; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•
if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of ninety days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•
if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•
the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•
the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•
such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•
to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•
to comply with the provisions described above under “Description of Debt Securities —  Consolidation, Merger or Sale;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•
to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•
to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•
to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•
extending the fixed maturity of any debt securities of any series;

•
reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•
reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
The indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•
provide for payment;

•
register the transfer or exchange of debt securities of the series;

•
replace stolen, lost or mutilated debt securities of the series;

•
pay principal of and premium and interest on any debt securities of the series;

•
maintain paying agencies;

•
hold monies for payment in trust;

•
recover excess money held by the trustee;

•
compensate and indemnify the trustee; and

•
appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, and interest on, the debt securities of the series on the dates payments are due.
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series will be able to exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business fifteen days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•
register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF CAPITAL STOCK
General
This prospectus describes the general terms of our capital stock. For a more detailed description of our capital stock, you should read the applicable provisions of the Nevada Revised Statutes (the “NRS”), our amended and restated articles of incorporation (our “Articles of Incorporation”) and our amended and restated bylaws (our “Bylaws”).
Common Stock
Our Articles of Incorporation provides authority for us to issue up to 165,000,000 shares of Common Stock, par value $0.001 per share. As of November 4, 2026, there were 96,728,913 shares of our Common Stock outstanding. Under the NRS, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders. Our outstanding shares of Common Stock are, and any shares offered by this prospectus will be, when issued and paid for, fully paid and nonassessable.
Holders of our Common Stock are entitled to one vote per share on all matters submitted to our stockholders for a vote. There are no cumulative voting rights in the election of directors. Our shares of Common Stock are entitled to receive such dividends as may be declared and paid by our Board of Directors out of funds legally available therefor and to share ratably in the net assets, if any, of Rezolute upon liquidation. Our stockholders have no preemptive rights to purchase any shares of our capital stock. Our Articles of Incorporation provides that the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the NRS Chapters 78 or 92A, our Articles of Incorporation or our Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. Notwithstanding this exclusive forum provision, the exclusive forum provision shall not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act, or the respective rules and regulations promulgated thereunder.
Preferred Stock
Our Articles of Incorporation provides authority for us to issue up to 400,000 shares of preferred stock, par value $0.001 per share. Our Board of Directors is authorized, without further stockholder action, to establish various series of preferred stock from time to time and to determine the rights, preferences and privileges of any unissued series including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series, and the description thereof and to issue any such shares. As of November 4, 2026, there are no issued and outstanding shares of preferred stock and our Board of Directors has not designated any series of preferred stock for future issuance.
The rights of the holders of our Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Such rights may include voting and conversion rights which could adversely affect the holders of the Common Stock. Satisfaction of any dividend or liquidation preferences of outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends or liquidation amounts on Common Stock.
A prospectus supplement, relating to any offered class or series of preferred stock, will specify the following terms of such class or series, as applicable:
•
the designation of such class or series of our $0.001 par value preferred stock;

•
the number of shares of such class or series of preferred stock offered, the liquidation preference per share and the offering price of such class or series of preferred stock;

•
the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such class or series of preferred stock;

•
whether dividends on such class or series of preferred stock are cumulative or not and, if cumulative, the date from which dividends on such class or series of preferred stock shall accumulate;

•
the provision for a sinking fund, if any, for such class or series of preferred stock;

•
the provision for redemption, if applicable, of such class or series of preferred stock;

•
any listing of such class or series of preferred stock on any securities exchange;

•
the preemptive rights, if any, of such class or series of preferred stock;

•
the terms and conditions, if applicable, upon which shares such class or series of preferred stock will be convertible into shares of our Common Stock or shares of any other class or series of our stock or other securities, including the conversion price (or manner of calculation thereof);

•
a discussion of any additional material federal income tax consequences applicable to an investment in such class or series of preferred stock;

•
the relative ranking and preferences of such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our Company;

•
any limitations on issuance of any class or series of stock ranking senior to or on parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our Company;

•
any voting rights of such class or series of preferred stock; and

•
any other specific terms, preferences, rights, limitations or restrictions of such class or series of preferred stock.

Transfer Agent and Registrar
The transfer agent of our Common Stock is Equiniti. Their address is 1110 Centre Pointe Curve Suite 101 Mendota Heights, MN 55120.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any combination of debt securities, common stock, preferred stock, depositary shares or purchase contracts or other securities of our company or any other entity. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in a prospectus supplement.
The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:
•
the title of the warrants;

•
the aggregate number of warrants offered;

•
the designation, number and terms of the debt securities, common stock, preferred stock, depositary shares or purchase contracts or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•
the exercise price of the warrants;

•
the dates or periods during which the warrants are exercisable;

•
the designation and terms of any securities with which the warrants are issued;

•
if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•
if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•
any minimum or maximum amount of warrants that may be exercised at any one time; and

•
any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Other Warrants
Between October 2021 and April 2025, we issued fully vested pre-funded warrants (“PFWs”) exercisable to purchase an aggregate of 28,237,901 shares of common stock. The PFWs do not entitle the holders thereof to any voting rights or any of the other rights or privileges to which holders of common stock are entitled. Exercise prices of PFWs are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting holders of common stock. In the event of certain fundamental corporate transactions, the holders of the PFWs are entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the PFWs immediately prior to such transaction. There are currently 8,174,438 PFWs outstanding that are issuable for an aggregate 8,174,438 shares of common stock.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may elect to offer subscription rights from time to time. The following description summarizes the general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The specific terms relating to any subscription rights that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific subscription rights offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the applicable prospectus supplement.
General
We may issue subscription rights to purchase shares of our common stock, preferred stock, debt securities or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder purchasing or receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
•
the prices, if any, for the subscription rights;

•
the exercise price payable for each share of common stock, preferred stock, debt securities or other securities upon the exercise of the subscription rights;

•
the number of subscription rights issued to each stockholder;

•
the number and terms of the shares of common stock, preferred stock, debt securities or other securities which may be purchased per each subscription right;

•
the extent to which the subscription rights are transferable;

•
any other terms of the subscription rights, including the terms, procedures and limitation relating to the exchange and exercise of the subscription rights;

•
the date on which the rights to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of common stock, preferred stock, debt securities, units, depositary shares, purchase contracts, or other securities, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock, preferred stock, debt securities or other securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.
We may offer purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.
If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:
•
the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•
whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•
any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•
any provisions relating to any security provided for the purchase contracts;

•
whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•
whether the purchase contracts are to be prepaid or not;

•
whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•
any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•
a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

•
whether the purchase contracts will be issued in fully registered or global form; and

•
any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF DEPOSITARY SHARES
General
We may offer depositary shares representing a fractional interest in a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of the Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
•
all outstanding depositary shares have been redeemed; or

•
there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date.
The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such units. This description will include, where applicable:
•
the designation and aggregate number of units offered;

•
the price at which the units will be offered;

•
the currency or currencies in which the units are denominated;

•
the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
the number of securities that may be purchased upon exercise of each unit and the price at which the currency or currencies in which that amount of securities may be purchased upon exercise of each unit;

•
any provisions for the issuance, payment, settlement, transfer, adjustment or exchange of the units or of the securities comprising the units; and

•
any other material terms of the units.

We reserve the right to set forth in a prospectus supplement specific terms of the units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of the differing terms set forth in such prospectus supplement with respect to such units.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, directly to one or more purchasers, or through any combination of these methods. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.
We may issue securities to other companies or their security holders to acquire those companies or equity interests in those companies, or to acquire assets of those companies, through mergers or consolidations with us or any of our subsidiaries, or through the exchange of our securities for securities of the other companies, or through the exchange of assets of other companies for our securities, or through similar transactions. We may also issue securities to third parties to acquire patents or other intellectual property or licenses or similar rights to use patents or other intellectual property.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•
the name or names of any underwriters or dealers, if any;

•
the purchase price of the securities and the proceeds we will receive from the sale;

•
any over-allotment options under which underwriters may purchase additional securities from us;

•
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
By Underwriters
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

By Dealers
If a dealer is utilized in the sale of any securities offered by this prospectus, we will sell those securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.
By Agents
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
By Direct Sales
We may also directly sell securities offered by this prospectus. In this case, no underwriters or agents would be involved. We will describe the terms of those sales in the applicable prospectus supplement.
Electronic Auctions
We also may make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of the securities, you will want to pay particular attention to the description of that system we will provide in an applicable prospectus supplement.
The electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which the securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.
Upon completion of the electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General Information
Underwriters, dealers and agents that participate in the distribution of the securities offered by this prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
We may authorize agents, dealers or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Some or all of the securities we offer, other than shares of Common Stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties in such sale transactions will be identified in the applicable prospectus supplement.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.
Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our Common Stock, preferred stock, warrants, units and debt securities, as applicable, on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation. We will describe the terms of such arrangements in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov/edgar/searchedgar/companysearch.html. Copies of our periodic and current reports and proxy statements, may also be obtained, free of charge, on our website at www.rezolutebio.com. This reference to our Internet address is for informational purposes only and the information contained on or accessible through such Internet address is not and shall not be deemed to be incorporated by reference into this prospectus.
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.
INCORPORATION BY REFERENCE
In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents or information have been filed by us with the SEC and are incorporated by reference into this prospectus (other than, in each case, documents or information that are or are deemed to have been furnished rather than filed in accordance with SEC rules, including disclosure furnished under Items 2.02 or 7.01 of Form 8-K):
•
Annual Report on Form 10-K for the fiscal year ended June 30, 2026 filed with the SEC on September 24, 2026;

•
Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 filed on November 5, 2026;

•
Definitive Proxy Statement on Schedule 14A filed on October 21, 2026; and

•
The description of our Common Stock, par value $0.001 per share, as contained in Exhibit 4.1 to the Form 10-K for the fiscal year ended June 30, 2026 filed on September 24, 2026, including any amendment or report filed under the Exchange Act for the purpose of updating such description

All documents and reports that we file with the SEC (other than, in each case, documents or information that are or are deemed to have been furnished rather than filed in accordance with SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act”, from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated by reference into this prospectus. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. The information contained on or accessible through any websites, including our website, is not and shall not be deemed to be incorporated by reference into this prospectus.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:
Rezolute, Inc.
275 Shoreline Drive, Suite 500
Redwood City, CA 94065
(650) 206-4507

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

LEGAL MATTERS
Certain legal matters in connection with the offered securities will be passed upon for us by Dorsey & Whitney LLP, Denver, Colorado. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth expenses payable by us in connection with the issuance and distribution of the securities being registered pursuant to this registration statement.
SEC registration fee		$34,800
FINRA filing fee		$60,500
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Fees and expenses of trustee and counsel		**
Rating Agency Fees		**
Miscellaneous		**
Total	$	**

**
These fees and expenses are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time such information is available in a prospectus supplement in accordance with Rule 430B.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
Our officers and directors are indemnified against certain liabilities under Nevada law, our Articles of Incorporation, and our amended and restated bylaws. Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by the laws of the State of Nevada in effect from time to time.
Pursuant to Articles of Incorporation and our amended and restated bylaws, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, by reason of the fact that such person is or was one of our directors or officers of or is or was serving at our request as a director, officer, or trustee of another enterprise, (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent permitted by the Nevada Revised Statutes, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as otherwise provided in our amended and restated articles of incorporation, we shall not be required to indemnify or advance expenses to any such Indemnitee in connection with a proceeding initiated by such Indemnitee unless such proceeding was authorized by our Board of Directors. However, Nevada Revised Statutes 78.138 currently provides that, except as otherwise provided in the Nevada Revised Statutes, a director or officer shall not be individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the presumption established by Nevada Revised Statutes 78.138(3) has been rebutted, (ii) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties as a director or officer, and (iii) such breach involved intentional misconduct, fraud or a knowing violation of the law.
In addition, an Indemnitee shall also have the right to be paid by us for the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if Nevada Revised Statutes requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer shall be made only upon delivery to us of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses.
No director shall be personally liable to us or our stockholders for any monetary damages for breaches of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 or successor provisions of the Nevada Revised Statutes; or (iv) for any transaction from which the director derived a personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Nevada Revised Statutes is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by Nevada Revised Statues, as so amended.
Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify, pursuant to that statutory provision, a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, may be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.
Section 78.751 of the Nevada Revised Statutes further provides that indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under our amended and restated articles of incorporation, as amended, or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the Nevada Revised Statutes or for the advancement of expenses, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

As permitted by the Nevada Revised Statutes, we have entered into indemnity agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.
We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.
See also the undertakings set out in response to Item 17 herein.
ITEM 16.   EXHIBITS
EXHIBITS
Exhibit No.	Description	Registrant’s Form	Date Filed	Exhibit Number	Filed Herewith
1.1	Form of Underwriting Agreement*
2.1	Agreement and Plan of Merger dated as of June 18, 2021, by and between Rezolute, Inc. and Rezolute Nevada Merger Corporation	8-K	6/21/21	2.1
3.1	Delaware Certificate of Merger, effective as of June 18, 2021	8-K	6/21/21	3.1
3.2	Nevada Articles of Merger, effective as of June 18, 2021	8-K	6/21/21	3.2
3.3	Amended and Restated Articles of Incorporation of Rezolute Nevada Merger Corporation	8-K	6/21/21	3.3
3.4	Certificate of Amendment as filed with the Nevada Secretary of State of the State of Nevada filed on June 16, 2022	8-K	6/17/22	3.1
3.5	Amended and Restated Bylaws of Rezolute Nevada Merger Corporation	10-K	9/15/21	3.4
4.1	Description of Securities	10-K	9/24/26	4.1
4.2	Form of Common Stock Certificate.*
4.3	Form of Certificate of Designation of Preferences, Rights and Limitations of Preferred Stock.*
4.4	Form of Preferred Stock Certificate.*
4.5	Form of Warrant and Warrant Certificate.*
4.6	Form of Indenture.				X
4.7	Form of Senior Debt Security.*
4.8	Form of Subordinated Debt Security.*
4.9	Form of Purchase Contract Agreement.*
4.10	Form of Depositary Agreement and Depositary Receipt.*
4.11	Form of Subscription Certificate.*
4.12	Form of Subscription Agent Agreement.*
4.13	Form of Unit Agreement and Unit Certificate*
5.1	Opinion of Dorsey & Whitney LLP				X
5.2	Opinion of Dorsey & Whitney LLP*
23.1	Consent of Dorsey & Whitney LLP (to be included in Exhibit 5.1).				X
23.2	Consent of Grant Thornton LLP				X

Exhibit No.	Description	Registrant’s Form	Date Filed	Exhibit Number	Filed Herewith
24	Power of Attorney (Included in the signature page)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Indenture**
107	Filing Fee Table				X

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K by the registrant in connection with a specific offering and incorporated by reference herein

**
To be filed separately under the electronic form type 305B2, if applicable.

ITEM 17.   UNDERTAKINGS
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Redwood City, State of California, on November 5, 2026.
REZOLUTE, INC.
By:
/s/ Nevan Charles Elam

Nevan Charles Elam
Chief Executive Officer
(Principal Executive Officer)
Each person whose signature appears below constitutes and appoints Nevan Elam his attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Nevan Charles Elam Nevan Charles Elam	Chief Executive Officer and Acting Chairman of the Board (Principal Executive Officer)	November 5, 2026
/s/ Daron Evans Daron Evans	Chief Financial and Business Officer (Principal Financial Officer/Principal Accounting Officer)	November 5, 2026
/s/ Young-Jin Kim Young-Jin Kim	Director	November 5, 2026
/s/ Nerissa Kreher Nerissa Kreher	Director	November 5, 2026
/s/ Gil Labrucherie Gil Labrucherie	Director	November 5, 2026
/s/ Erik Harris Erik Harris	Director	November 5, 2026
/s/ Philippe Fauchet Philippe Fauchet	Director	November 5, 2026
/s/ Wladimir Hogenhuis Wladimir Hogenhuis	Director	November 5, 2026